SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
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                      PRO-DEX, INC.
(Name of Registrant as Specified In Its Charter)

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PRO-DEX, INC.
151 E. Columbine Avenue
Santa Ana, California 92707

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on November 29, 2001

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        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Pro-Dex, Inc. will be held at Embassy Suites, 1325 East Dyer Road, Santa Ana, California 92705, on November 29, 2001 at 8:00 a.m., local time, for the following purposes:

        (1)     To elect two Class I members of our board of directors to serve for a term of three years and until their successors are duly elected and qualified;

        (2)     To ratify the appointment of McGladrey & Pullen, LLP as our independent auditors for fiscal 2002; and

        (3)     To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

        Our board of directors has fixed the close of business on October 26, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. A list of shareholders entitled to vote at the annual meeting will be available for inspection at our executive offices. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

        Accompanying this notice are a proxy and proxy statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The proxy may be revoked at any time prior to its exercise at the meeting.

                                                                By Order of the Board of Directors,

                                                                George J. Isaac, Secretary

Santa Ana, California
October 29, 2001

YOUR VOTE IS IMPORTANT

You are cordially invited to attend our annual meeting. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed proxy in the envelope provided. Returning a signed proxy will not prevent you from voting in person at the annual meeting, if you so desire, but will help us to secure a quorum and reduce the expense of additional proxy solicitation.

PRO-DEX, INC.
151 E. Columbine Avenue
Santa Ana, California 92707
_________________________

ANNUAL MEETING OF SHAREHOLDERS

November 29, 2001
__________________________

PROXY STATEMENT

INTRODUCTION

        This proxy statement is furnished to the shareholders of Pro-Dex, Inc., a Colorado corporation, in connection with the solicitation of proxies by and on behalf of our board of directors. The proxies solicited hereby are to be voted at our annual meeting of shareholders to be held at 8:00 a.m., local time, on November 29, 2001, at Embassy Suites, 1325 East Dyer Road, Santa Ana, California 92705, and at any and all adjournments and postponements thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about October 29, 2001.

        At our annual shareholders' meeting, you will be asked to consider and vote upon proposals to: (1) elect as directors, the two Class I nominees listed in this proxy statement; and (2) ratify the appointment of McGladrey & Pullen, LLP as our independent auditors for the fiscal year ending June 30, 2002. These proposals are sometimes collectively referred to in this proxy statement as the Proposals.

        A form of proxy is enclosed for your use. The shares represented by each properly executed, unrevoked proxy will be voted as directed by the shareholder with respect to the matters described in the proxy. If no direction is made, the shares represented by each properly executed, unrevoked proxy will be voted FOR the Proposals.

        Any proxy given may be revoked at any time prior to its exercise by filing with our secretary an instrument revoking the proxy or by filing a duly executed proxy bearing a later date. Any shareholder present at the meeting who has given a proxy may withdraw it and vote his shares in person if the shareholder so desires.

        We contemplate that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, our officers, agents and employees may communicate with shareholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by us. We have no present plans to hire special employees or paid solicitors to assist us in obtaining proxies, but we reserve the option of doing so if it should appear that a quorum otherwise might not be obtained.

        Only holders of record of our common stock at the close of business on October 26, 2001, the Record Date, are entitled to notice of and to vote at the annual meeting. As of the Record Date, we had issued and outstanding 8,787,300 shares of common stock and 78,129 shares nonvoting convertible preferred stock (convertible into a like number of common shares) held of record by 341 shareholders. Each share of our common stock issued and outstanding on the Record Date is entitled to one vote at the annual meeting.

        One-third of our shares, entitled to vote at the annual meeting, present in person or represented by proxy, shall constitute a quorum. For Proposal 1 (the election of the Class I members of our board of directors) the two nominees receiving the highest vote totals will be elected. Assuming a quorum is present, Proposal 2 (the ratification of our independent auditors), requires the affirmative vote of the holders of a majority of our shares present in person or represented by proxy and entitled to vote at our annual meeting.

        Votes cast at the annual meeting will be tabulated by the person appointed by us to act as inspector of election for the annual meeting. The inspector of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the annual meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector of election will treat as present for purposes of determining a quorum, shares of voting stock represented by "broker non-votes," that is, shares held in record name by brokers and nominees which are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal. Abstentions or broker non-votes will have no effect in the election of directors. Abstentions and "broker non-votes" are not counted either "for" or "against" any Proposals, if the number of abstentions or "broker non-votes" results in the votes "for" a proposal not equaling a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting Proposal 2 will not be approved. This will be the case even though the number of votes "for" any given proposal exceeds the votes "against" the proposal. Abstentions and broker non-votes have no effect on Proposal 1.

        The matters to be considered and acted upon at the annual meeting are referred to in the preceding notice and are more fully discussed below.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Nominees

        The Company's Articles of Incorporation provide for the classification of the Company's Board of Directors. The Board of Directors, which currently is composed of six (6) members, is divided into three (3) classes. One (1) class stands for re-election at each annual meeting of shareholders. The Board of Directors currently is classified into two (2) Class I directors (George J. Isaac and Franklin D. Brown), two (2) Class II directors (Frank H. Zagar and Robert A. Hovee), and two (2) Class III directors (Kent E. Searl and Ronald G. Coss), whose terms will expire upon the election and qualification of directors at the annual meetings of shareholders held in 2001, 2002, and 2003, respectively. At each annual meeting of shareholders, directors will be elected to succeed those directors whose terms are expiring. All directors shall serve until their successors are duly elected and qualified, subject, however, to death, resignation, retirement, disqualification, or removal from office. The board of directors is of the opinion that the election to our board of the Class I nominees identified below, all of whom are currently serving as directors and have consented to continue to serve if elected, would be in our best interests. The names of the Class I nominees are George J. Isaac and Franklin D. Brown.

        Management proxies will be voted for the election of the above-named nominees unless a shareholder has indicated that the proxy shall not be voted for all or any one of the nominees. If for any reason a nominee should, prior to the annual meeting, become unavailable for election as a director, an event not now anticipated, the proxies will be voted for another candidate nominated by the board of directors. In no event, however, shall the proxies be voted for a greater number of nominees than the number of nominees named.

Directors and Executive Officers

        Set forth below is certain information with respect to our executive officers, continuing directors and director nominees.

Name	Age	Position with our Company	Class and Class Expiration Date
Kent E. Searl	60	Chief Executive Officer, President and Chairman of the Board(2)	Class III 6/30/03
Ronald G. Coss	64	Chief Technology Officer and Vice Chairman of the Board (2)	Class III 6/30/03
George J. Isaac	56	Vice President, Chief Financial Officer, Secretary/Treasurer and Director	Class I 6/30/01
Frank H. Zagar	49	Director(1)(3)	Class II 6/30/02
Robert A. Hovee	59	Director(1)(2)(3)	Class II 6/30/02
Franklin D. Brown	57	Director(3)	Class I 6/30/01

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(1) Member of the Compensation Committee.
(2) Member of the Executive Committee.
(3) Member of the Audit Committee.

        Our executive officers are elected annually by our board of directors and serve at its discretion.

Class I Nominees

        The Board of Directors unanimously recommends that the shareholders vote FOR the election of the following nominees as Class I directors of the Company.

        George J. Isaac has served as a consultant to the Company and its predecessor since 1978, and became a member of the Company's Board of Directors in July 1995. He serves as an ex officio member of the Compensation Committee of the Board of Directors, and is Vice President, Secretary/Treasurer, and Chief Financial Officer of the Company. Mr. Isaac is a certified public accountant and was a principal in the Certified Public Accounting firm of Joseph B. Cohan and Associates, Worcester, Massachusetts. Mr. Isaac is a former director of Professional Sales Associates, Inc. ("PSA"). Mr. Isaac received a B.S. degree in Business Administration from Clark University in Worcester, Massachusetts. Mr. Isaac was elected by the shareholders of the Company to serve as a Class I Director until the 2001 annual shareholders' meeting, or the election and qualification of his successor.

        Franklin D. Brown was elected by the Board in July 2000 to fill the vacancy created by the resignation of John P. Zaepfel. Mr. Brown also serves on the Company's Audit Committee. He is currently the President and Chief Executive Officer of Endologix, Inc. Prior to joining Endologix, Mr. Brown acted as Chairman, President and CEO of Imagyn Medical, Inc. During his tenure at Imagyn, Mr. Brown successfully led that company through its $40M initial public offering. Mr. Brown has more than thirty years of multinational board experience. He currently serves as a director to Ablation Technologies, Inc., Radiance Medical Systems, Inc., Qualigen, Inc. and Anchor Medical, Inc. In 1991, Mr. Brown was awarded the "Entrepreneur of the Year" award. He received his M.B.A. from the University of Michigan. Mr. Brown was elected by the Board to serve as a Class I Director until the first to occur of the 2001 annual shareholders' meeting, or the election and qualification of his successor.

Continuing Directors

        Kent E. Searl is a co-founder of the Company and currently serves as Chairman of the Board, Chief Executive Officer, and President. He has served as a director of the Company and its predecessor, since its inception in 1978. In addition to serving as Chairman of the Board, Mr. Searl is a member of the Executive Committee of the Board of Directors. Since August 1969, he has also served on the Board of Directors of Professional Sales Associates, Inc. ("PSA"), a national dental equipment manufacturers' representative, which he co-founded. Mr. Searl was elected by the shareholders of the Company to serve as a Class III Director until the first to occur of the year 2003 annual shareholders' meeting, or the election and qualification of his successor.

        Ronald G. Coss founded Micro Motors, Inc. in 1971 and served as its Chairman from the date of its organization until its acquisition by the Company. He currently serves as the Vice-Chairman of the Company's Board of Directors and the Company's Chief Technology Officer, and also serves as an ex officio non-voting member of the Compensation Committee and a member of the Executive Committee of the Board of Directors . Mr. Coss was the primary engineer in the development of Micro's products and invented the technologies, which are the subject of the letters patent now owned by Micro. Mr. Coss was elected by the shareholders of the Company to serve as a Class III Director until the first to occur of the year 2003 annual shareholders' meeting or the election and qualification of his successor.

        Frank H. Zagar has served as a consultant to the Company since August 2001, and became a member of the Company's Board of Directors on October 26, 2001. He serves as a member of both the Audit and Compensation Committees. Currently, Mr. Zagar serves as Director/Treasurer of Zagar Incorporated, a privately held business. Formerly, Mr. Zagar held Directorships in the building, manufacturing and banking industries and has 20 years of boardroom experience. Mr. Zagar provides the Company with manufacturing and financial expertise. Mr. Zagar received a B.S. degree from the University of San Francisco. Mr. Zagar was elected by the Board of Directors to serve as a Class III Director until the first to occur of the 2003 annual shareholders' meeting, or the election and qualification of his successor.

        Robert A. Hovee began serving on the Company's Board of Directors on February 27, 1996. He serves as a member of the Audit, Executive and Compensation Committees. Currently, Mr. Hovee serves as President of the Orange County Biomedical Industry Council and the Orange County Biocommerce Association, both California non-profit associations. Formerly, Mr. Hovee was Chief Executive Officer and President of Life Support Products, Inc., a maker of emergency medical products, of which he was a co-founder, prior to its acquisition by Allied Healthcare Products, Inc. He has also served as a director and chairman of Infrasonic, Inc., an infant respirator manufacturer. Mr. Hovee, who is active in many charities, serves as a co-chair of a University of California-Irvine Center for the Health Sciences fund-raising project. Mr. Hovee received a B.A. degree in Business Administration and a B.A. degree in International Business from the University of Washington in Seattle, Washington, as well as a Masters Degree in International Management from the American Graduate School of International Management (Thunderbird), where he was the Barton Kyle Yount Scholar, in Glendale, Arizona. Mr. Hovee was elected by the Board of Directors to serve as a Class II Director until the first to occur of the 2002 annual shareholders' meeting, or the election and qualification of his successor.

Business Experience of Key Management of Subsidiaries

        Set forth below is information concerning certain key management personnel of the Company's operating subsidiaries.

        Gary Garleb has served as Vice President and General Manager of Oregon Micro Systems, Inc. since its acquisition by the Company in July 1995. Prior to that time, he served as Vice President of Operations and Manufacturing for Micro Motors, Inc. from 1974 to 1995.

        Patrick L. Johnson joined the Micro Motors, Inc. subsidiary as Vice President and General Manager in March of 2000. Mr. Johnson has significant experience in the dental manufacturing arena, having served as General Manager of Analytic Endodontics, Inc. (a division of Sybron Dental) and General Manager of Tycom, Inc., both manufacturers of dental related products.

Meetings of the Board and Committees

        Our board of directors held six meetings during the fiscal year ended June 30, 2001. All of the directors attended all of the meetings of our board and the committees upon which he served.

        Our board of directors has standing Executive, Audit and Compensation committees, but does not have a nominating committee. In practice, our entire board performs the function of a nominating committee.

        The Executive Committee of the board of directors held three meetings during the fiscal year ended June 30, 2001. The Executive Committee provides guidance to executive officers of the Company between meetings of the Board of Directors. The Executive Committee is currently composed of Kent E. Searl, Robert A. Hovee and Ronald G. Coss.

        The Audit Committee of the board of directors held two meetings during the fiscal year ended June 30, 2001. The Audit Committee is responsible for, among other things, considering and recommending to our board of directors, the appointment of our independent auditors, examining the results of audits and quarterly reviews, reviewing with the auditors the plan and scope of the audit and audit fees, reviewing internal accounting controls, meeting periodically with our independent auditors and the monitoring of all financial aspects of our operations. The Audit Committee is currently composed of two independent board members, Robert A. Hovee and Franklin D. Brown. Frank H. Zagar also serves on the Audit Committee. The Board of Directors has approved and adopted an Audit Committee Charter which, during the past three years, has been made an exhibit to the Company's proxy statement.

        The Compensation Committee of our board of directors held two meetings during the fiscal year ended June 30, 2001. The Compensation Committee is responsible for making recommendations to our board concerning such executive compensation arrangements and plans as it deems appropriate. The Compensation Committee is composed of Ronald G. Coss, Robert A. Hovee and Frank H. Zagar.

Principal Accounting Firm Fees

        The following table sets forth the aggregate fees billed or expected to be billed to us for services rendered to us during the fiscal year ended June 30, 2001 by our independent auditors, McGladrey & Pullen, LLP:

Audit Fees	$117,000
Tax Services and Planning	$41,000
All Other Fees	$10,500

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(a) Includes fees for the audit of our annual financial statements for the year ended June 30, 2001, and the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the year ended June 30, 2001.

(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

Director Compensation

        Directors who are employees of the Company do not receive additional compensation for services as directors, except for reimbursement of reasonable meeting attendance expenses. Non-employee directors each receive a $3,000 quarterly fee, $1,000 for each meeting attended and $750 for each Board of Directors' committee meeting attended on a date other than a regular meeting of the Board. Non-employee directors unanimously elected to defer their fees for the quarters ended June 30, 1999, September 30, 1999, and December 31, 1999. All deferred fees scheduled for payment in fiscal 2001 will be paid during fiscal 2002. The Company accrued an aggregate of $3,000 in non-employee director compensation, of which $3,000 has been paid, for the year ended June 30, 2001.

        The Company's shareholders have approved a Director's Stock Option Plan (the "Directors' Plan") pursuant to which non-employee directors may be granted options to purchase shares of the Company's common stock. In accordance with the Directors' Plan's provisions, the Board of Directors previously adopted a policy to grant each outside director an option to purchase 20,000 shares of common stock on the date of his commencement of service as a director and an option to purchase 15,000 shares annually, exercisable at the average closing price on NASDAQ for the month of November of the year of grant, on the anniversary date of such service. The maximum term of each option is ten years. During the fiscal year ended June 30, 2001, three of the Company's directors, Messrs. Hovee, Reinhardt, and Brown, were each granted options to purchase 15,000 shares, 15,000 shares, and 20,000 shares of common stock, respectively, exercisable at $2.60, $2,60, and $2.06 per share, respectively. Mr. Searl was granted warrants to purchase 99,000 shares of common stock exercisable at $1.08 per share. Mr. Searl's warrants vest as follows: 75,000 upon grant, and 4,000 per month thereafter, for six months. The warrants expire five years from the date of grant.

Indemnification of Directors and Officers

        The Company's articles of incorporation, as amended, and indemnification agreements entered into between us and certain of our directors and officers require us to indemnify these officers and directors to the fullest extent permitted by applicable law against liabilities incurred in connection with their duties as our officers and directors. These indemnification rights may extend to liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning compensation paid or accrued by us to our chief executive officer and to each of our other four most highly compensated executive officers (collectively, the "named executive officers") who earned more than $100,000, in salary and bonus for all services rendered to us in all capacities during year ended June 30, 2001.
		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	All Other Compensation	Securities Underlying Stock Options
Kent E. Searl Chief Executive Officer, President and Chairman of the Board	2001 2000 1999	$ 48,000 $189,390 $162,528	- $40,000 -	- - -	99,000(3) - -
Ronald G. Coss Vice Chairman and Chief Technical Officer	2001 2000 1999	$283,067(1) $363,275 $359,062	- - -	$ 39,517(2) $52,142(2) $39,619(2)	- - 100,000(3)
Daniel Reinhardt (5) General Manager, Biotrol International, Inc.	2001 2000 1999	$152,778 $121,044 $107,370	- $30,578 -	$ 11,926(4) $ 11,417(4) $ 11,010(4)	- - -
Gary G. Garleb General Manager, Oregon Micro Systems, Inc.	2001 2000 1999	$146,697 $130,000 $124,271	$34,450 - -	$16,535(2) $13,659(2) $ 9,986(2)	- - -
Patrick Johnson (6) General Manager, Micro Motors, Inc.	2001 2000	$144,000 $ 32,500	$15,000 $15,000	$ 10,227 (2) $ 2,573(2)	- -

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(1) Consists of $200,000 salary and $83,067 payment for prior period adjustments owing to Mr. Coss.

(2) Consists of, (i) for Mr. Coss, automotive reimbursement, professional fee reimbursement, dental and health insurance policy benefits, and $1,750 in matching contributions made by the Company under the Company's 401(k) plan during each of 2001, 2000, and 1999 and (ii) for Mr. Garleb, health insurance and related payments and $1,750 in matching contributions made by the Company under the Company's 401(k) plan for each of 2001, 2000, and 1999, and (iii) for Mr. Johnson, $10,227 and $2,573 of insurance benefits for the years 2001 and 2000, respectively.

(3) In June 2001, Mr. Searl was granted warrants to purchase 99,000 shares of the Company's common stock of which 75,000 vested upon grant and 24,000 vested at the rate of 4,000 per month thereafter. In April 1999, Mr. Coss was granted an option to purchase 100,000 shares of the Company's common stock under the 1994 Stock Option Plan in consideration for his agreement to restructure his employment agreement effectively relieving the Company of the obligation to pay any bonus contemplated by his previous agreement.

(4)  Consists of payments under the Company's 401(k) plan in the amount of $1,750, $1,750 and $1,725 for the years 2001, 2000 and 1999, respectively, and insurance benefits payments of $10,176, $9,667 and $9,285 for the years 2001, 2000 and 1999, respectively.

(5)  Mr. Daniel Reinhardt ceased employment with the Company effective June 12, 2001.

(6)  Mr. Johnson commenced employment with the Company on April, 1, 2000.

Options Granted in Last Fiscal Year

        The following table sets forth certain information concerning stock options granted to the executive officers named in the summary compensation table in this proxy statement during the fiscal year ended June 30, 2001.

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees In Fiscal Year (2)	Exercise Price ($/Share)	Expiration Date
Kent E. Searl	99,000	38.2	1.08	6/06

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(1) In June 2001, Mr. Searl was granted warrants to purchase 99,000 shares of the Company's common stock of which 75,000 vested upon grant and 24,000 vested at the rate of 4,000 per month thereafter.

(2) Based on options to purchase 259,000 shares of common stock granted to our employees during the fiscal year ended June 30, 2001.

Aggregated Option Exercises and Fiscal Year-End Option Values

        There were no stock options exercised by the named executive officers in the summary compensation table in this proxy statement during the fiscal year ended June 30, 2001. In addition, with respect to each such person, there were no exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

Certain Relationships and Related Transactions

        Pursuant to the merger of Micro with the Company's subsidiary, Ronald G. Coss entered into a Non-Competition Agreement, pursuant to which he is to be paid $1 million over five years, with payment commencing on the termination of his employment agreement with the Company in the sixth year after closing. Due to the fact that the term of Mr. Coss' employment with the Company has been extended, the Board of Directors and Mr. Coss have agreed that the Company's performance obligations under the Non-Competition Agreement be ratably extended to commence on September 30, 2001. Mr. Coss' previous employment agreement with the Company, pursuant to which he was paid a base salary of $360,000 annually as Vice Chairman of the Company, represented a reduction from the more than $560,000 which he had been paid as the Chairman of Micro, despite his greater responsibilities with the Company. During the first quarter of 1999, management amended his duties under that employment contract and subsequently determined the value of the new position to be less than that of the previous position of the executive; however, the Company was required to honor its obligation under the contract. As a result, management charged operations for approximately $525,000, which represents the excess of the payments required under the contract compared to the value established for the new position.

        Micro leased its offices and manufacturing facility in Santa Ana, California from Ronald G. Coss, currently a director and officer of the Company, at a monthly rental of $29,816 until June 30, 2001. Effective July 1, 2001, the Company continued to lease such facilities on a reduced square footage basis from Mr. Coss for a term of five years at a monthly rate of $12,385. The Company's management believes that the monthly rental is comparable to rents charged for comparable properties in the market area. Nevertheless, the terms of the lease, including price, may not be as favorable to the Company as lease terms which might have been negotiated with a third party in an arm's length transaction. In August 2001, the Company entered into a Remediation Expense Allocation Agreement with Ron Coss as landlord of certain portions of the Santa Ana, California premises upon which the Company previously conducted business. The Company and Mr. Coss have terminated the lease concerning such premises. Under the terms of the Remediation Agreement, the Company is to pay up to $150,000 of certain environmental remediation expenses concerning the premises, with Mr. Coss responsible for expenses in excess of such amount. In addition, the Company will, annually, pay up to $5,000 of the ongoing environmental monitoring expenses, for a period equal to the earlier of five years from the date of the agreement or receipt of a certificate of clearance from the county agency governing such matters.

        Mr. Zagar, a director of the Company, began serving as an executive officer of the Company on a month to month basis at the rate of $15,000 per month beginning in August 2001.

        Mr. Coss, the Vice Chairman of the Board and Chief Technical Officer of the Company, has entered into an employment agreement with the Company for his services until June 30, 2002 currently at the rate of $200,000 per year. The employment agreement commenced July 1995.

Board Compensation Committee Report on Executive Compensation

        The compensation committee of our board of directors hereby submits its report concerning the compensation of our executive officers, including the chief executive officer. The compensation committee is responsible for the establishment and administration of our compensation policies with respect to our executive officers and other employees and for the administration of our stock incentive plan.

        Our executive compensation program is designed to align executive compensation with our business strategy and performance. The goals of the executive compensation program are: to attract and retain key executives critical to our success; to provide levels of compensation which are competitive with other entities of similar size within and outside of our industry; and to motivate executives to enhance long-term shareholder value by providing appropriate incentives, including ownership through stock options.

        The annual compensation has been considered for the executive officers, including Kent E. Searl, our Chief Executive Officer and Chairman of the Board, including base salaries, coupled with stock options, bonuses and other incentives and compensation. Base salaries are the fixed component of the executive officers' compensation package. Salaries are set and adjusted based upon competitive standards and individual performance.

        Salary and bonus levels and the award of stock options are based upon our performance during the prior year as set forth in our audited financial statements, and the contribution of each individual executive officer to our performance. Among the factors which the committee has established to assess our overall performance are: our performance against budget and targets for revenue and expenses, and the successful implementation of both short- and long-term corporate strategies for enhancing shareholder value (e.g. strategic acquisitions, accounting systems, facilities expansion, productivity, improvements, etc.) and service development along with technical advances.

        A portion of the compensation of our executive officers is based upon the award of stock options which rely on increases in the value of our common stock. The issuance of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in us consistent with the interests of our shareholders. Under our stock incentive plan, options are granted from time to time to certain of our officers, directors and key employees and our subsidiaries at the fair market value of our common stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to our long-term performance.

        The Committee has reviewed the fiscal 2001 base salaries of each of the executive officers and is of the opinion that such salaries are reasonable in view of those paid by other entities of similar size within and outside our industry. The Committee also reviewed the stock options awarded in fiscal 2001 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with us.

        The Committee has reviewed Mr. Searl's base salary for fiscal 2001, and concluded that his salary is not unreasonable in view of those paid to chief executive officers of other entities of similar size within and outside our industry.

COMPENSATION COMMITTEE:

Ronald G. Coss
Robert A. Hovee
Frank H. Zagar

Board Audit Committee Report

        The Audit Committee of the board of directors reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committee," and reviewed and discussed the audited financial statements of Pro-Dex, Inc., both with and without management present. In addition, the audit committee obtained from the independent auditors, a formal written statement describing all relationships between the auditors and Pro-Dex, Inc. that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the audit committee's review and discussions with management and the independent auditors referenced above, the audit committee recommended to the board of directors that the audited financial statements of Pro-Dex, Inc. be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended reappointment, subject to shareholder approval, of the independent auditors and the board of directors concurred in such recommendation.

AUDIT COMMITTEE:

Robert A. Hovee
Franklin D. Brown
Frank H. Zagar

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of October 26, 2001, by:

  each person who is known by the Company to beneficially own more than 5% of our common stock;
  each of our directors and named executive officers; and
  all of our directors and named executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying options held by that person that are currently exercisable or exercisable within 60 days of October 26, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of `any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Unless otherwise indicated, the address for each of the following shareholders is c/o Pro-Dex, Inc., 151 E. Columbine Avenue, Santa Ana,, California 92707.

Name and Address	Number of Shares	Percent of Class (1)
Kent E. Searl	950,680(2)(3)(4)(7)	10.8%

Ronald G. Coss	2,512,104(5)(7)	28.6%

Richard N. Reinhardt	590,884(2)(3)(4)(6)(7)	6.7%
George J. Isaac	255,500(3)(7)	2.9%
Robert A. Hovee	95,000(6)(7)	1.0%
Franklin D. Brown	20,000	*
Frank H. Zagar	0	*

Gary G. Garleb	98,505(3)	1.1%

Patrick Johnson	125,000(3)	1.4%

All named executive officers and directors as a group (8 persons)	4,647,637(2)(3)(4)(5)(6)(7)	52.9%

* less than one percent (1%)

(1)    Calculated pursuant to Rule 13d-3 under Securities Exchange Act of 1934.

(2)    Includes 250,000 shares of common stock; 58,229 shares of preferred stock convertible share-for-share into common stock at any time; and warrants to acquire 13,000 shares of common stock owned of record by Professional Sales Associates, Inc. ("PSA"). Messrs. Searl and Reinhardt are officers and directors of PSA and may be deemed to beneficially own PSA's shares. Mr. Searl, individually, owns of record 404,500 shares of common stock and 19,900 shares of preferred stock. Mr. Reinhardt, individually, owns of record 41,850 shares. In addition, Mr. Reinhardt's spouse, individually, owns 29,000 shares, which are attributed to him in this chart.

(3)    Includes options held by Messrs. Searl, Reinhardt, and Isaac to purchase 50,000 shares each of the Company's common stock at $2.50 per share. Also includes options held by Messrs. Searl and Reinhardt to purchase 50,000 shares each at $1.75 per share. Also includes options held by Messrs. Searl and Isaac to purchase 100,000 and 200,000, respectively, of the Company's common stock at $2.13 per share. Also includes options held by Mr. Garleb to purchase 98,505 shares of the Company's common stock at $2.44 per share and options held by Mr. Johnson to purchase 125,000 shares of the Company's common stock at $2.18 per share. These shares have been added to outstanding shares in calculating applicable individual percentage of beneficial ownership.

(4)    Includes options held by Messrs. Searl and Reinhardt to purchase 2,051 shares each of the Company's common stock at $2.43 per share and Mr. Reinhardt to purchase 1,754 shares of the Company's common stock at $2.85 per share. These shares have been added to outstanding shares in calculating applicable individual percentage of beneficial ownership.

(5)    Includes 547,953 shares of the Company's common stock distributed from the Micro Motors Employee Stock Ownership Plan, and options held by Mr. Coss to purchase 100,000 shares of the Company's common stock at $1.25 per share.

(6)    Includes automatic grant options to outside directors Messrs. Reinhardt and Hovee to purchase 20,000 shares each of the Company's common stock at $2.44 per share, 15,000 shares at $2.90 per share, 15,000 shares at $2.50 per share, 15,000 shares at $2.00 per share, and 15,000 shares at $1.40 per share, and 15,000 shares at $2.60 per share.

(7)    The officers and directors as a group had in the aggregate, as of June 30, 2000, together with their affiliates, voting power with respect to 3,005,954 currently issued and outstanding shares of common stock, not including in such number the convertible preferred stock or options treated as shares of common stock attributed to them for the purpose of this chart.

BENEFICIAL SHAREHOLDINGS OF DIRECTORS, OFFICERS, AND OWNERS OF MORE
THAN 5% OF PREFERRED STOCK

        Set forth in the following table is information as of October 26, 2001, with respect to the beneficial shareholdings of all named executive officers and directors, individually, and all named executive officers and directors as a group, and beneficial owners of more than five percent of the Company's Series A Preferred Stock. Unless otherwise indicated, the address for each of the following shareholders is c/o Pro-Dex, Inc., 151 E. Columbine Avenue, Santa Ana,, California 92707.
Name and Address	Number of Shares	Percent of Class
Kent E. Searl	78,129	100.0%
Richard N. Reinhardt	58,229(1)	74.5%

All named executive officers and directors as a Group (2 persons)	78,129(1)	100.0%

Professional Sales Associates, Inc. 1070 Century Drive, Suite 201 Louisville, CO 80027	58,229	74.5%

(1)  Includes 58,229 shares owned of record by Professional Sales Associates, Inc. ("PSA"). Messrs. Searl and Reinhardt are officers and directors of PSA and may be deemed to beneficially own PSA's shares. Mr. Searl, individually, owns of record 19,900 shares (24.2% of the outstanding shares of preferred stock). Mr. Reinhardt owns no shares of preferred stock individually

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, require our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities and to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2001, our officers, directors and beneficial owners of more than 10% of a registered class of our equity securities complied with all other Section 16(a) filing requirements applicable to them.

Required Vote

        The two Class I nominees receiving the highest number of votes will be elected as directors to our board of directors.

RATIFICATION OF INDEPENDENT AUDITORS
(PROPOSAL 2)

        Our board of directors has appointed the firm of McGladrey & Pullen, LLP, our independent public auditors during the fiscal year ended June 30, 2001, to serve in the same capacity for the year ending June 30, 2002, and is asking the shareholders to ratify this appointment. A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

        Our board of directors recommends that the shareholders vote "FOR" the ratification of the appointment of McGladrey & Pullen to serve as our independent auditors for the fiscal year ending June 30, 2002.

OTHER MATTERS

        Our board of directors knows of no matter to come before the annual meeting other than as specified in this proxy statement. If other business should, however, be properly brought before the annual meeting, the persons voting the proxies will vote them in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

        Shareholders are advised that any shareholder proposal intended for consideration at the next annual meeting must be received by us at the address set forth on the first page of this proxy statement no later than July 1, 2002 to be included in the proxy material for the 2002 annual meeting. It is recommended that shareholders submitting proposals direct them to our secretary and utilize certified mail, return-receipt requested in order to ensure timely delivery.

ANNUAL REPORT

        A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission, is available without charge by writing to: Corporate Secretary, Pro-Dex, Inc., 151 E. Columbine Avenue, Santa Ana, California 92707.

        OUR SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                                    By Order of the Board of Directors,

                                                      /s/ George J. Isaac
                                                     George J. Isaac, Secretary

Santa Ana, California
October 29, 2001

PRO-DEX, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 29, 2001

        The undersigned hereby appoints Kent E. Searl and Ronald G. Coss, and each of them, individually, the attorney, agent and proxy of the undersigned, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of common stock of Pro-Dex, Inc. held of record by the undersigned on October 26, 2001, at the annual meeting of shareholders to be held at Embassy Suites, 1325 East Dyer Road, Santa Ana, California 92705 on November 29, 2001, at 8:00 a.m., local time, and at any and all adjournments thereof.

  To elect two directors as follows:

☐ FOR approval of the election of Class I nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to to vote for all Class I nominees listed below.

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided below)

   George J. Isaac                         Franklin D. Brown

  To consider and vote upon a proposal to ratify the appointment of McGladrey & Pullen LLP as our independent auditors for the fiscal year ending June 30, 2002.

  ☐ FOR          ☐ AGAINST                        ☐ ABSTAIN

  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, and 2.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:____________, 2001

Name:_________________

Common Shares:_________

_______________________
Signature

_______________________
Signature (if jointly held)

Please sign exactly as name appears in the records of Pro-Dex, Inc. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.